Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 19, 2009 with respect to the consolidated financial statements of Galil Medical Ltd. included in the Registration Statement of Endocare, Inc. (Form S-4 No. 333-       ) and related Prospectus of Endocare, Inc. for the registration of 15,524,565 shares of its common stock.

January 22, 2009	/s/ Kost Forer Gabbay & Kaiserer
Kost Forer Gabbay & Kaiserer
A member of Ernst & Young Global

Exhibit 23.3
Consent of Independent Auditors
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 19, 2009 with respect to the Statements of Operations of the Acquired Cryo Business included in the Registration Statement of Endocare, Inc. (Form S-4 No. 333-       ) and related Prospectus of Endocare, Inc. for the registration of 15,524,565 shares of its common stock.

January 22, 2009	/s/ Kost Forer Gabbay & Kaiserer
Kost Forer Gabbay & Kaiserer
A member of Ernst & Young Global